Exhibit 99.2

Chase Bank USA, N.A.

Monthly Certificateholder’s Statement

Chase Credit Card Master Trust

Series 2003-4

Section 5.2 - Supplement	Distribution Date: Period Type:	01/17/2012 Revolving

		0.00	0.00
(i)	Monthly Principal Distributed

(ii)	Monthly Interest Distributed
	Class A Note Interest Requirement	289,340.98
	Class B Note Interest Requirement	43,185.29
	Net Class C Note Interest Requirement	90,944.02	423,470.29

(iii)	Collections of Principal Receivables		161,157,935.40

(iv)	Collections of Finance Charge Receivables		11,455,213.31

(v)	Aggregate Amount of Principal Receivables		1,282,345,583.02

	Investor Interest		725,000,000.00
	Adjusted Interest		725,000,000.00

	Floating Investor Percentage		56.54%
	Fixed Investor Percentage		56.54%

(vi)	Receivables Delinquent (As % of Total Receivables)
	Current to 29 days		97.55%
	30 to 59 days		0.66%
	60 to 89 days		0.51%
	90 or more days		1.28%

	Total Receivables		100.00%

(vii)	Investor Default Amount		3,190,898.25

(viii)	Investor Charge-Offs		0.00

(ix)	Reimbursed Investor Charge-Offs		0.00

(x)	Net Investor Servicing Fee		302,083.33

(xi)	Portfolio Yield (Net of Defaulted Receivables)		13.32%

(xii)	Reallocated Principal Collections		0.00

(xiii)	Accumulation Shortfall		0.00

(xiv)	Principal Funding Investment Proceeds		0.00

(xv)	Principal Funding Investment Shortfall		0.00

(xvi)	Available Investor Finance Charge Collections		10,851,046.64

(xvii)	Note Rate Class A	0.51830%
	Class B	0.92830%
	Class C	1.52830%
(xviii)	Spread Account		7,250,000.00

By:	/s/ Patricia M. Garvey
Name:	Patricia M. Garvey
Title:	Vice President